E-40
Exhibit No. 5
Ozolutions, Inc.
Form 10-SB

                     ASSIGNMENT OF CONTRACT

     This Agreement is made as of the 1st day of June, 2000

BETWEEN:

                              HANKIN ATLAS OZNE SYSTEMS LIMITED
                              A Corporation incorporated pursuant
                              to  the  Laws of Canada having  its
                              offices  located  at  690  Progress
                              Avenue,  Unit 12, Toronto, Ontario.
                              M1H 3A6

                              (hereinafter called "Hankin")

                                   OF THE FIRST PART

                             - and -

                              1421209    ONTARIO    LIMITED,    a
                              Corporation  incorporated  pursuant
                              to  the  laws  of the  Province  of
                              Ontario

                              (hereinafter called "Ontario")

                                   OF THE SECOND PART

                              and -

                              OZOLUTIONS   INC.,  a   Corporation
                              incorporated pursuant to  the  laws
                              of the State of Delaware

                              (hereinafter called "Ozolutions")

                                   OF THE THIRD PART

WHEREAS

A          By an Agreement in writing dated as of the I " day  of
April,  2000,  Hankin       appointed Deans  as  Trustee  as  its
marketing representative in and respect of those countries located in or bordering on the Caribbean Ocean with the exception of Mexico and the Island of Cuba for the Products as set out therein. A copy of this Contract is attached hereto as Schedule "A" and is referred to as the "Representative Contract";

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B.    Deans  wishes  to  assign  the Representative  Contract  to
Ontario, of which all of the shares are beneficially owned by Deans and his family.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of One ($ 1.00) Dollar paid by Deans as Trustee to Hankin and other good and valuable consideration, (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), it is agreed as follows:

1..        Deans  as  Trustee hereby assigns to  Ontario,  Deans'
interest in the Representative
Contract and all benefits to be derived therefrom subject to the observance and performance of the covenants, provisos, and consideration on the part of Deans as Trustee contained herein

2. Hankin hereby consents to the assignment on the terms set out herein;

3. This Agreement shall enure to the benefit of and be binding upon -the parties and their respective successors and assigns;

4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada, applicable therein;

5. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties of the First and Third Part have set their hands as attested by the signature of their duly authorized officer, and the Party of the Second Part has set his hand and seal, all the day and year first mentioned above.

SIGNED, SEALED AND DELIVERED            HANKIN ATLAS OZNE
     In the Presence of                      SYSTEM LIMITED

                                        /s/
                                            Authorized    Signing Officer

                                        /s/ Edward Grant Deans
                                             As Trustee

                                        1421209 ONTARIO LIMITED
                                        Per:
                                        /s/
                                        Authorized Signing Officer
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                          SCHEDULE "B"

                     ASSIGNMENT OF CONTRACT

This Agreement is made as of the 1st day of June, 2000

BETWEEN:

                         HANKIN ATLAS OZNE SYSTEMS LIMITED
                         A Corporation incorporated pursuant to the Laws of Canada having its offices located at 690 Progress Avenue, Unit 12,
                         Toronto, Ontario. M I H 3A6

                    (hereinafter called "Hankin")

                              OF THE FIRST PART

                             - and -

                         EDWARD  GRANT  DEANS,  of  the  City  of
                         Toronto, in the Province of Ontario

                         (hereinafter called "Deans as Trustee".)

                              OF THE SECOND PART

                             - and -

                         1421209 ONTARIO LIMITED, a Corporation incorporated pursuant to the laws of the Province of Ontario

                         (hereinafter called "Ontario")

                              OF THE THIRD PART

WHEREAS

A. By an Agreement in writing dated as of the I " day of April, 2000, Hankin appointed Deans as Trustee as its exclusive marketing representative in and respect of those countries located in or bordering on the Caribbean Ocean with the exception of Mexico and the Island of Cuba for the Products as set out therein. A copy of this Contract is attached hereto as Schedule "A" and is referred to as the "Representative Contract"

B. Deans wishes to assign the Representative Contract to Ontario, of which all of the shares are beneficially owned by Deans and his family.

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     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of One ($1.00) Dollar paid by Deans as Trustee to Hankin and other good and valuable consideration, (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), it is agreed as follows:

1. Deans as Trustee hereby assigns to Ontario, Deans' interest in the Representative
Contract and all benefits to be derived thereftom subject to the observance and performance of the covenants, provisos, and consideration on the part of Deans as Trustee contained herein

2. Hankin hereby consents to the assignment on the terms set out herein;

3. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns;

4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada, applicable therein;

5. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties of t he First and Third Part have set their hands as attested by the signature of their duly authorized officer, and the Party of the Second Part has set his hand and seal, all the day and year first mentioned above.

SIGNED, SEALED AND DELIVERED            HANKIN ATLAS OZNE
     In the Presence of                      SYSTEM LIMITED

                                        /s/ Authorized    Signing Officer

/s/
                                        /s/ Edward Grant Deans
                                             As Trustee

                                        1421209 ONTARIO LIMITED
                                        Per:

                                        /s/
                                        Authorized  Signing Officer

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

                          SCHEDULE "A"

     THIS AGREEMENT is made as of the 1st day of April, 2000

BETWEEN:

Hankin Atlas Ozone Systems Limited of 690 Progress Avenue, Unit # 12, Toronto, Ontario M I H 3A6, a company incorporated under the laws of Canada ("Hankin") and Edward Grant Deans, as a Trustee for a Ontario corporation to be incorporated, of 872 Millwood Road, Suite 50, Toronto, Ontario Canada (the "Representative")

1. APPOINTMENT

1.1. Hankin hereby appoints the Representative as its exclusive marketing representative in and in respect of those countries located in or bordering on the Caribbean Ocean with the exception of Mexico and the Island of Cuba ("the Territory") for the solicitation of Invitations to tender and of orders for Products for all market sectors in the Territory.

1.2. For the purposes of this Agreement, "Products" shall mean Ozone Generating Equipment, Systems and accessories as offered by Hankin as at the Effective Date of this Agreement, together with any other environmental systems or products which may in future be offered by Hankin and which there may be added by addendum to this agreement but specifically excludes analyses, test reports, engineering studies, feasibility reports, pilot studies, pilot equipment rentals, spas, cooling towers, medical ozone applications, pulp and paper plants, spare paris and service, inspections and inspection reports, test work, design and/or consultancy services.

1.3. The Representative accepts such appointment subject to and in accordance with the provisions of this Agreement.

2. DURATION OF AGREEMENT AND TERMINATION

2.1. This agreement shall commence on the date hereof and subject to clause 2.2 hereof shall remain in effect for Three (3) years and shall be renewable for Two (2) further periods of Three (3) Years, PROVIDED THAT if Hankin receives an order for the provision of any Products for sale in the Territory, prior to the date hereof, it is acknowledged that such sale(s) were developed by Representative who shall be entitled to be paid a commission in respect of those sales as though they had been made during the ten-n of this Agreement.

2.2. Either party may by notice in writing terminate this agreement without compensation or liability to the other if the other shall:

2.2.1. enter into bankruptcy, receivership, liquidation or any similar status or situation (except for the purpose of reconstruction) or make any composition with its creditors or have a receiver appointed over the whole or any substantial part of its assets or

2.2.2. commit any breach of any of clauses 3.6, 4; 6.3 or 7 of this agreement or

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2.2.3.  fail  to  remedy  any  other  breach  of  this  agreement following receipt of a notice in writing requiring the same to be remedied within a reasonable time.

3. DUTIES OF REPRESENTATIVE

3. 1. The Representative shall use his best efforts to solicit orders for the sale of the Products in the Territory and as part of such efforts shall promote the sales of the Products with Government, Industry, Consultants, Contractor, Sub-Contractors and owners of projects within such Territory.

3.2. The Representative shall use his best endeavors to procure and facilitate the placing of orders with Hankin at the prices quoted by Hankin.

3.3. The Representative shall maintain an effective organization in the Territory with such personnel as may be necessary to achieve maximum sales of the Products. Representative may, at his option but always with the approval of Hankin, (such approval not to be unreasonably withheld), appoint sub-representatives in the Territory.

3.4. The Representative shall pay all of his own expenses in connection with his activities under this agreement.

3.5. Without prejudice of the generality of the foregoing, the Representative shall:

3.5.1. publicize the Products in the Territory

3.5.2. canvass and approach Clients, Architects, Engineers and other Consultants with a view to procuring the specification of Hankin's Products

3.5.3. liaise with Contractors and Owners to obtain invitations to tender and purchase orders in favour of Hankin and

3.5.4. (both before and after the placing of an order with Hankin) maintain contact and liaison with purchasers on behalf of Hankin

3.6. The Representative shall comply with all relevant local laws and regulations.

4. STATUS AND AUTHORITY OF REPRESENTATIVE

4. 1. The Representative is not an employee of Hankin in any respect whatsoever and shall not represent himself to be such an employee.

4.2. The Representative is not granted any right, power or authority to enter into contracts or assume any obligations, liabilities or expenses on behalf of Hankin or to accept any summons or other legal process on behalf of Hankin and shall not hold himself out as having any such authority.

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

4.3.  The Representative shall not at anytime during the currency of  this Agreement, represent or put for sale or sell directly or
indirectly  any  products  competitive  with  Hankin's   products
without the prior written consent of Hankin.

5. COMMISSIONS

5.1.Hankin shall pay to the Representative in respect of each and every order placed with Hankin by a Purchaser in the Territory or to a Purchaser who receives the goods outside the Territory for delivery in the Territory, a commission calculated in accordance with the Schedule "A" to this Agreement.

5.2. In the case of an order for the Free On Board sale of goods or equipment by Hankin, such commission shall be computed from the FOB sales price of such products less any taxes, duties, freight royalties or license fees.

5.3. Where Hankin supplies goods and provides field erection and/or start up or testing supervision, the cost or price of such field erection start up or testing supervision shall be deducted from the order value in calculating the Representative's commission.

5.4. Where Products are sold on an erected and installed basis, the Representative's commission shall be based on the overall contract price.

5.5. In the event that any supplement, variation or novation shall increase the contract price or order value, such increase shall be taken into account in calculating the commission payable to the Representative.

5.6. In the event that the contract price or order value shall be reduced by way of variation, novation or breach resulting in the omission of the whole or any part of Hankin's scope of Nvork or of supply under any such contract or order, the commission payable to the Representative shall be reduced accordingly.

5.7. Payment to the Representative shall fall due 15 days after payment to Hankin by its customer in respect of each relevant project or order.

5.8. No payment shall fall due to the Representative in respect of any work which does not directly result in an order placed with Hankin or in respect of any project for which Hankin does not ultimately receive payment from its customer.

5.9. Following the termination of this Agreement (unless the same shall have been terminated by Hankin in accordance with clause
2.2 hereof,) Hankin shall pay to the Representative in respect of any order placed with Hankin after such termination but resulting directly from the activities of the Representative prior to such termination, a commission in accordance with this clause 5 but reduced by One (1/3) Third for every complete calendar month between the date of such termination and the receipt by Hankin of the relevant order.

6. DOCUMENTATION

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

6.1. The Representative shall promptly and regularly report to Hankin concerning his activities with respect to the Products in the Territory including lists of prospective customers, analysis of lost jobs, whether a project is cancelled or lost to a competitor, the Representative's promotion activities, the status of pending inquiries, market forecasts, activities of competitors, copies of all correspondences between the Representative and customers or potential customers and such other information as Hankin may reasonably request.

6.2. Hankin shall furnish the Representative with samples of its advertising material, information and assistance with regard to equipment selection, size and pricing and such other technical information as Hankin deems necessary to enable Representative to fulfill his obligations. Also literature and information shall remain the property of Hankin, shall be kept confidential by the Representative and shall be returned to Hankin upon the termination of this Agreement.

6.3. The Representative shall not disclose any of Hankin's confidential information to third parties except in furtherance of this Agreement and then only with die express prior written consent of Hankin.

7. ASSIGNMENT

7.1. Neither party shall assign this Agreement to any third party in whole or in part without tile prior written consent of the other; save that Representative may assign this Agreement, with tile consent of Hankin which shall not be unreasonably withheld, to an Ontario Corporation of which all outstanding shares are beneficially owned by Representative.

8. PRODUCTS

8. 1. At any time during tile currency of this Agreement, Hankin may discontinue or modify any of the Products covered by this Agreement without breaching this Agreement and without incurring any liability or obligation to the Representative.

9. RESOLUTION OF DISPUTES

9.1.  Any  dispute  arising  between the  parties  under  or  -in connection with this Agreement shall be referred to the determination of a single Arbitrator to be agreed between the parties or in default of agreement, to be appointed by a Judge of the Superior Court of the Province of Ontario;

9.2. Such Arbitration shall be governed by the laws of the Province of Ontario and in particular by tile Arbitration Act
S.O. or any statutory modification or re-enactment thereof and the seat of Arbitration shall be Toronto, Ontario.

10. MISCELLANEOUS

10.1. This agreement shall be governed by and interpreted in accordance with the laws of Ontario

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10.2.      This  agreement  embodies  the  entire  Agreement  and
understanding  of  the  parties  and  supersedes   any   previous
agreements, representations or understandings related hereto.

10.3. No modification of this Agreement shall have any force or effect unless made in writing and signed by both parties.

      IN WITNESS whereof the parties have executed this Agreement the day and year first written above as attested by their duly authorized officers.

SIGNED, SEALED AND DELIVERED  HANKIN ATLAS OZONE SYSTEMS LIMITED
                              Per:

                              /s/ Authorized Signing Officer
/s/

                              /s/ Edward Grant Deans,
                              Trustee for an Ontario Corporation
                              To be incorporated.

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                          SCHEDULE "A"

Commission      Contract Dollar   Commission      Cumulative
Rate           Value               Interval
10.0%         *First $100,000.00  $10,000.00      $10,000.00
7.5%           Next $ 100,000.00   7,500.00       $17,500.00
6.0%           Next $300,000.00    18,000.00      $35,500.00
2.0%           Next $500,000.00    10,000.00      $45,500.00
1.0%           On Balance

     *All payments converted to Canadian Dollars from currency of contract.

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